EXHIBIT 10.5

SECOND AMENDMENT TO AMENDED LEASE

THIS SECOND AMENDMENT to Amended Lease (“Amendment”) is made as of the 30th day of November, 2004 (“Effective Date”) by and between Shawland LLC, a Delaware limited liability company (“Landlord”), and WinCup Holdings, Inc., a Delaware corporation (“Tenant”).

Background:

Patricia M. Dunnell and James River-Norwalk, Inc. entered into an Amended Lease dated September 28, 1989 (the “Original Lease”), as amended by a First Amendment dated September 1994 (the “First Amendment and together with the Original Lease, the “Lease”), with respect to the real property with improvements thereon commonly known as 5355 Shawland Road, Jacksonville, FL 32254 (the “Premises”). Patricia M. Dunnell died on June 3, 2000. Her last will and testament was admitted to probate in the Surrogate Court of Duval County, Florida, and letters testamentary thereon were issued to Mark H. Dunnell. All of the interest in the Lease formerly held by Patricia M. Dunnell is now held by Shawland LLC, a Delaware limited liability company. James River-Norwalk, Inc. subsequently assigned all of its right, title and interest in and to the Lease to WinCup Holdings, L.P., which, in turn, assigned all of its right, title and interest to Tenant.

On September 7, 1999, Tenant exercised its option under Paragraph 45 of the Lease to extend the term of the Lease for an additional period of five years through May 31, 2005.

Landlord and Tenant desire to further extend the term of the Lease and amend and supplement certain provisions thereof, all as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. Incorporation of Background. The background provisions set forth above are hereby incorporated into, and made a part of, this Amendment.

2. Extension of the Term; Option to Renew. Paragraph 45 is hereby deleted in its entirety and replaced with the following:

(a) Extension of Term.

(i) Landlord and Tenant agree that the term of the Lease shall be extended for an additional period of five (5) years (the “Extension Term”), commencing March 1, 2005 (the “Extension Date”) and expiring February 28, 2010. Tenant agrees to accept the Premises in their current condition as of the Effective Date and Landlord shall not be responsible for performing any work or furnishing any materials to the Premises.

(ii) Landlord and Tenant confirm that the monthly base rent payable as of the Effective Date until the Extension Term is $40,291.35. Commencing as of the Extension Term, the monthly base rent payable by Tenant to Landlord will be $37,359.58, which was calculated as follows: $3.50 per square foot multiplied by 128,090 square feet divided by twelve.

(iii) Commencing March 1, 2006 and as of each subsequent one year anniversary of the Extension Date (each, an “Adjustment Date”), the monthly base rent shall be increased by the greater of: (A) one percent (1%), and (B) the product of the then current monthly base rent multiplied by a fraction, the denominator of which is the CPI (as hereafter defined) for the month of December two years preceding the Adjustment Date, and the numerator of which is the CPI for December of the year preceding the Adjustment Date. “CPI” shall mean the United States Department of Labor’s Bureau of Labor Statistics’ Consumer Price Index, All Urban Consumers, All Items (Not Seasonally Adjusted), South Region (1982-84=100), or the successor of such index, or if no successor index is designated, then such other index as Landlord and Tenant shall mutually designate. Should Landlord lack sufficient data to determine the increase prior to the applicable Adjustment Date or if Tenant shows evidence that the Landlord’s determination of the amount was incorrectly calculated, then Tenant shall continue to pay monthly base rent at the rate in effect immediately prior to the Adjustment Date. Promptly after Landlord obtains the necessary data and determines the amount of the increase or the parties mutually agree on the amount of the increase (as the case may be), then Landlord shall notify Tenant of the amount of the adjustment in writing (the “Adjustment Notice”). Within thirty (30) days of receipt of the Adjustment Notice, Tenant shall pay Landlord all additional monthly base rent due and payable on account of the increase in rent after the Adjustment Date until the date of receipt of the Adjustment Notice.

(b) Option to Renew.

(i) Tenant shall have the option (the “Renewal Option”) to renew the Lease for one additional two year period (the “Option Period”), commencing as of the expiration of the Extension Term. Tenant shall send Landlord written notice of its exercise of the Renewal Option six months prior to expiration of the Extension Term.

(ii) If, at the beginning of the Option Period, the security deposit held by Landlord is less than the amount of monthly base rent due for the first month of the Option Period, then Tenant shall deposit with Landlord an amount sufficient to increase the security deposit to an amount equal to the monthly base rent for such month.

(iii) The terms, conditions and covenants of this Lease, as amended, including, without limitation, the annual rent increases set forth in Paragraph 45(a)(iii), shall continue to govern during the Option Period. If Tenant exercises its Renewal Option, then “Adjustment Date” as defined in Paragraph 45(a)(iii) shall be deemed to be March 1st of each year during the Option Period.

3. Assignment or Subletting. The reference in Paragraph 4 to James River Corporation shall be changed to Radnor Holdings Corporation.

4. Security Deposit. Paragraph 13 of the Original Lease was deleted in the First Amendment. The following is added as new Paragraph 13 of the Lease:

On or prior to the Effective Date, Tenant shall deposit with Landlord the sum of $20,000, and on or prior to the Extension Date, Tenant shall deposit with Landlord an additional sum of $20,000, each to be held by Landlord as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease upon the Tenant’s part to be performed, which said sums shall be returned to Tenant without interest after the expiration of the Extension Term, or, if Tenant exercises its Renewal Option (as defined hereafter), the Option Period (as defined hereafter), provided Tenant has fully and faithfully performed all of the terms, covenants and conditions of this Lease upon its part to be performed. In the event that Landlord lawfully applies any portion of the security during the term, Tenant shall, within five (5) business days after receipt of written notice, replenish the security account to its original sum. Failure to so replenish the security account shall be deemed a material breach of this Lease.

5. Interruption of Services. The phrase “Subject to Paragraph 19” included in Paragraph 24 is hereby deleted and replaced with “Subject to Paragraphs 5 and 19.”

6. Termination of Lease. The following sentence is hereby added to Paragraph 20 of the Lease: Landlord, at its option, may remove such property at Tenant’s expense.

7. Notices. Paragraph 31 is hereby deleted in its entirety and replaced with the following:

All notices, demands, requests, consents and other communications under this Lease shall be in writing and delivered: (i) personally by hand, (ii) by reputable overnight courier service, (iii) by facsimile, if confirmed by telephone call contemporaneously made to the receiving party, or (iv) by certified or registered mail, return receipt requested and postage prepaid; addressed as follows:

Landlord:	Tenant:
Shawland LLC	WinCup Holdings, Inc.
64 Rachelle Avenue	c/o Radnor Holdings Corporation
Stamford, CT 06905-4827	Three Radnor Corporate Center
Facsimile No. 203-359-9193	Suite 300
Phone No. 203-359-0921	Radnor, PA 19067
Facsimile No. 610-995-2697
Phone No. 610-341-9600
Attention: Ann P. Kelly

or to a party at such other address as a party may designate by written notice given in the manner required hereunder. Any notice sent in accordance with this Paragraph shall be deemed given upon receipt by the receiving party.

9. Late Charges. The first sentence of Paragraph 43 of the Lease is hereby deleted and replaced with the following:

If any payment of monthly base rent and Florida sales and use tax is not received by the fifth of the month for which it is due, a late charge in the amount of four percent (4%) of the monthly base rent and Florida sales and use tax then due shall accrue and be payable as damages for Tenant’s failure to make timely payment, provided, that if the monthly base rent and Florida sales and use tax are not received by the tenth (10th) of the month, then the late charge shall be increased to five (5%) percent of the monthly base rent and Florida sales and use tax then due and shall accrue at five percent (5%) per month for each month (or part thereof) during which the past due monthly base rent and Florida sales and use tax remain outstanding, provided, however, that any such late charges shall not exceed the maximum permitted by law. Late charges that accrue during any month shall be payable, as additional rent, on the first day of the following month. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligation to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Paragraph in any instance thereafter occurring. Acceptance of late charges by Landlord shall not be deemed to extend the time of payment of monthly base rent and Florida sales and use tax pursuant to this Lease, and the provisions of this Paragraph shall be in addition to all other remedies available to Landlord pursuant to this Lease in the event of the failure of Tenant to pay the monthly base rent and Florida sales and use tax when due. All late charges accrued under this paragraph shall constitute additional rent due under the Lease.

Landlord acknowledges that as of the Effective Date, all monthly base rent, Florida sales and use tax, additional rent and other sums due and payable under the Lease have been paid and Tenant owes no late charges.

10. No Further Amendments. Except as expressly modified and supplemented herein, the terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

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Signatures Appear on Next Page

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Second Amendment as of the day and year first above written.

SHAWLAND LLC		WINCUP HOLDINGS, INC.

By:	/s/ Deborah D. Dunnell	By:	/s/ Michael V. Valenza
	Deborah D. Dunnell		Michael V. Valenza
	Member		S.V.P. Finance

By:	/s/ Evan C. Dunnell
Evan C. Dunnell, Member

By:	/s/ Mark H. Dunnell
Mark H. Dunnell, Member

By:	/s/ Michael H. Dunnell
Michael H. Dunnell, Member

COMMONWEALTH OF PENNSYLVANIA		:
	ss.	:
COUNTY OF DELAWARE		:

On this 3rd of December, 2004, before me personally appeared MICHAEL V. VALENZA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Susan E. Dear
Notary Public
NOTARIAL SEAL SUSAN E. DEAR, Notary Public Bethel Twp., Delaware County My Commission Expires Jan. 8, 2005

STATE OF NEW HAMPSHIRE		:
	ss.	:
COUNTY OF CHESHIRE		:

On this 29th of November, 2004, before me personally appeared DEBORAH D. DUNNELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Diane M. Schillinger
Notary Public
NOTARIAL SEAL DIANE M. SCHILLINGER, Notary Public My Commission Expires January 5, 2005

STATE OF CONNECTICUT		:
	ss.	:
COUNTY OF FAIRFIELD		:

On this 18th of November, 2004, before me personally appeared EVAN C. DUNNELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carmen B. Cox
Notary Public
NOTARIAL SEAL CARMEN B. COX NOTARY PUBLIC MY COMMISSION EXPIRES AUG. 31, 2005

STATE OF CONNECTICUT		:
	ss.	:
COUNTY OF FAIRFIELD		:

On this 18th of November, 2004, before me personally appeared MARK H. DUNNELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Carmen B. Cox
Notary Public
NOTARIAL SEAL CARMEN B. COX NOTARY PUBLIC MY COMMISSION EXPIRES AUG. 31, 2005

STATE OF NEW YORK		:
	ss.	:
COUNTY OF ALBANY		:

On this 23rd of November, 2004, before me personally appeared MICHAEL H. DUNNELL, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Renea E. Savona
Notary Public
NOTARIAL SEAL RENEA E. SAVONA Notary Public, State of New York Qualified in Saratoga County Commission Expires April 17, 2007